Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement (Amendment No. 2) on Form S-1 of OmniAmerican Bancorp, Inc. of our report dated March 23, 2009, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
Dallas, Texas
November 9, 2009